Exhibit 32.2

Correctional Services Corporation

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Correctional Services Corporation, (the “Company”) on Form 10-K for the three months ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard A. Wagner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bernard A. Wagner
Bernard A. Wagner
Senior Vice President and
Chief Financial Officer

May 17, 2004

A signed original of this written statement required by Section 906 has been provided to Bernard A. Wagner and will be retained by Correctional Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

A certification furnished pursuant to this item will not be deemed “filed” for purposes of Section 18 of the Exchange Act [15 U.S.C. 78r], or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference